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                                                                  EXHIBIT (d)(4)

                            WINSLOEW FURNITURE, INC.
                               160 VILLAGE STREET
                           BIRMINGHAM, ALABAMA 35242

            PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                     ON _______, AUGUST ___, 1999 AT 9:00 A.M.

The undersigned hereby appoints Bobby Tesney and Vincent A. Tortorici, Jr., and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote, as designated on the reverse side of this proxy card, all shares of common stock, par value $.01 per share, of WinsLoew Furniture, Inc., held by the undersigned at the close of business on June 14, 1999, which the undersigned would be entitled to vote if personally
present at the Special Meeting of Shareholders to be held on        , August   ,
1999 at 9:00 a.m., local time, at the offices of Trivest, Inc., 2665 South Bayshore Drive, Miami, Florida 33133, and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business incident to the conduct of the meeting that may properly come before the meeting or any adjournment or postponement thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business incident to the conduct of the meeting as may properly come before the meeting or any adjournment thereof.

         PROPOSAL OF THE BOARD OF DIRECTORS TO APPROVE THE SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 4, 1999 BETWEEN WINSLOEW FURNITURE, INC. AND TRIVEST FURNITURE CORPORATION.

         [ ]     FOR           [ ]     AGAINST                  [ ]     ABSTAIN

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WINSLOEW FURNITURE, INC.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE.

                                    Dated:  ______________________, 1999

                                    ___________________________________________
                                    Signature

                                    Please sign exactly as your name(s)
                                    appear(s) hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please add your full title as such. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.